Exhibit 5.2

Goodwin Procter llp 3025 John F Kennedy Blvd Philadelphia, PA 19104 gooodwinlaw.com +1 445 207 7800

May 15, 2025

Lifeward Ltd.
200 Donald Lynch Blvd.
Marlborough, MA 01752

Re:          Securities Being Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by Lifeward Ltd., a corporation organized under the laws of the State of Israel (the “Company”), of up to $100,000,000 of any combination of (i) the Company’s ordinary shares, par value NIS 1.75 per share (“Ordinary Shares”), (ii) the Company’s debt securities (“Debt Securities”) and (iii) warrants to purchase Ordinary Shares or Debt Securities (“Warrants”). The Ordinary Shares, Debt Securities and Warrants are sometimes referred to collectively herein as the “Securities.”  Securities may be issued in an unspecified number (with respect to Ordinary Shares and Warrants) or in an unspecified principal amount (with respect to Debt Securities). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of Israel. Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of other jurisdictions as they relate to the Company, we have relied upon and assumed the correctness of, without independent investigation, the opinion of Goldfarb Gross Seligman & Co., Israeli counsel to the Company, which is being delivered to you and filed with the Commission as an exhibit to the Registration Statement.

The opinions set forth below are limited to the law of New York.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) each of the Debt Securities, Warrants and the indentures, warrant agreements and other agreements governing Securities offered pursuant to the Registration Statement will be governed by the internal law of New York and (ii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Ordinary Shares together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Ordinary Shares then available for issuance under the Company’s articles of association as then in effect.

Lifeward Ltd.
May 15, 2025

For purposes of the opinions set forth below, we refer to the following as the “Future Approval and Issuance” of Securities:

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with respect to any of the Securities, (a) the approval by the Company of the amount, terms and issuance of such Securities (the “Approval”) and (b) the issuance of such Securities in accordance with the Approval upon the receipt by the Company of the consideration to be paid in accordance with the Approval;

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with respect to Debt Securities, (a) the approval, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee and/or (b) the establishment of the terms of such Securities by the Company in conformity with the indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the indenture or supplemental indenture and applicable law; and

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with respect to Warrants, (a) the approval, execution and delivery by the Company and any other parties thereto of any agreement under which such Securities are to be issued, and (b) the establishment of the terms of such Securities and the issuance of such Securities in conformity with those terms, the terms of any applicable agreement and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	Upon the Future Approval and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.

2.	Upon the Future Approval and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours, /s/ Goodwin Procter llp GOODWIN PROCTER LLP